UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 27, 2022
Date of Report (date of earliest event reported)
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Wejo Group Limited
(Exact name of registrant as specified in its charter)
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Bermuda (State or other jurisdiction of incorporation or organization)	001-41091 (Commission File Number)	98-1611674 (I.R.S. Employer Identification Number)
Canon's Court 22 Victoria Street Hamilton , Bermuda HM12
(Address of principal executive offices and zip code)
+44 8002 33065
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Share, par value $0.001 per share	WEJO	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common shares at an exercise price of $11.50	WEJOW	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

Private Placement

On July 27, 2022, Wejo Group Limited (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors, including certain members of its Board of Directors (collectively, the “PIPE Investors”), in the form attached hereto as Exhibit 10.1, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 11,329,141 of the Company’s Units (as defined below), each consisting of (i) one of the Company’s common shares, par value $0.001 per share (the “Shares”) and (ii) one third of one warrant, issued pursuant to the terms of that certain Warrant Agreement, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as Warrant Agent (the “Warrant Agreement”), to purchase one Share, exercisable for a period of five years at an exercise price of $1.564345 (the “Warrants,” and together with the Shares, the “Units”) at a purchase price of $1.40197 per Unit (the “PIPE Financing”). The purchase price of $1.40197 per Unit satisfied the Minimum Price requirement under the rules of the Nasdaq Stock Market. The aggregate purchase price for the Units was approximately $15.9 million.

The Warrants may be exercised only during the period commencing on the date of the issuance of the Warrants and terminating at 5:00 p.m., New York City time, five (5) years after the date of the closing of the sale of the Units, subject to certain conditions.

The Company intends to use the net proceeds from the PIPE Financing for general corporate purposes.

The Company is required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale of the Shares, the Warrants and the Shares issuable upon exercise of the Warrants on or prior to December 31, 2022, at any time the Company is eligible to file a registration statement with the SEC on Form S-3. The Registration Statement shall be declared effective the 10th Business Day after the Company is notified that the Registration Statement will not be subject to further SEC review or the 90th calendar day following the filing of the Registration Statement if the SEC reviews and has written comments.

The foregoing descriptions of the PIPE Financing, the Subscription Agreement and the Units are subject to, and qualified in their entirety, by the Subscription Agreement and Warrant Agreement, which are incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 related to the PIPE Financing is hereby incorporated by reference into this Item 3.02. The sales of the Units by the Company in the PIPE Financing were not registered under the Securities Act or any state securities laws, and the issuance and sale of the Units were made pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act.

Item 9.01 - Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Form of Subscription Agreement, dated July 27, 2022, by and among the Company and the PIPE Investors.
10.2	Form of Warrant Agreement, dated July 27, 2022, by and between the Company and Continental Stock Transfer & Trust Company as Warrant Agent.
99.1	Press Release, dated July 28, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of July, 2022.

Wejo Group Limited

By:	/s/ John Maxwell
John Maxwell
Chief Financial Officer